                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Rock Financial Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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
                           ROCK FINANCIAL CORPORATION
                       30600 TELEGRAPH ROAD, FOURTH FLOOR
                          BINGHAM FARMS, MICHIGAN 48025

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 25, 1999

To the Shareholders of Rock Financial Corporation:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Rock Financial Corporation will be held at the Company's National Support Center, 30600 Telegraph Road, Fourth Floor, Bingham Farms, Michigan 48025, at 10:00 a.m. Eastern Daylight Time on Tuesday, May 25, 1999 for the following purposes:

                  1. To select two directors, each to serve until the 2002 Annual Meeting of Shareholders and until his successor is elected and qualified.

                  2. To transact such other business as may properly come before the meeting and any adjournment thereof.

         Only shareholders of record on March 29, 1999 will be entitled to notice of, and to vote at, the meeting or any adjournment thereof.

         All shareholders are cordially invited to attend the meeting. Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy and return it as promptly as possible to ensure your representation at the meeting. A return postage-prepaid envelope is enclosed for that purpose. If you return the proxy, you may withdraw your proxy and vote your shares in person if you attend the meeting.

         Your attention is called to the attached Proxy Statement and the accompanying proxy. A copy of the Annual Report of the Company for the year ended December 31, 1998 accompanies this notice.



                                           By order of the Board of Directors

                                           Daniel Gilbert
                                           President and Chief Executive Officer



Bingham Farms, Michigan
April 20, 1999

                           ROCK FINANCIAL CORPORATION
                       30600 TELEGRAPH ROAD, FOURTH FLOOR
                          BINGHAM FARMS, MICHIGAN 48025

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 25, 1999


GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Rock Financial Corporation (the "Company") for use at the 1999 Annual Meeting of Shareholders to be held at the Company's National Support Center, 30600 Telegraph Road, Fourth Floor, Bingham Farms, Michigan 48025, at 10:00 a.m. Eastern Daylight Time on Tuesday, May 25, 1999, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The mailing of this Proxy Statement and accompanying proxy will take place on or about April 20, 1999.

  Solicitation

         The Company will bear the entire cost of solicitation of proxies in the enclosed form, including the preparation, assembly, printing and mailing of this Proxy Statement, the accompanying proxy and any additional information furnished to shareholders. The solicitation of proxies by mail may be supplemented by telephone, telegraph or personal solicitation by directors, officers or other regular employees of the Company; no additional compensation will be paid to directors, officers or other regular employees for such services. Brokers, nominees and other similar record holders will be requested to forward soliciting material and will be reimbursed by the Company upon request for their out-of-pocket expenses.

VOTING SECURITIES AND PRINCIPAL HOLDERS

  Voting Rights and Outstanding Shares

         Only shareholders of record at the close of business on March 29, 1999 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment of the meeting. As of the close of business on March 29, 1999, the Company had 14,001,770 outstanding Common Shares, $0.01 par value ("Common Shares"), the only class of stock outstanding and entitled to vote.

         Each Common Share is entitled to one vote on each matter submitted for a vote at the meeting. The presence, in person or by proxy, of the holders of record of a majority of the outstanding Common Shares entitled to vote, or 7,000,886 shares, is necessary to constitute a quorum for the transaction of business at the meeting or any adjournment thereof.

Revocability of Proxies

         A shareholder giving a proxy may revoke it at any time before it is voted by giving written notice of such revocation to the Secretary of the Company or by executing and delivering to the Secretary a later dated proxy. Attendance at the meeting by a shareholder who has given a proxy will not have the effect of revoking it unless such shareholder gives such written notice of revocation to the Secretary before the proxy is voted. Any written notice revoking a proxy, and any later dated proxy, should be sent to Rock Financial Corporation, 30600 Telegraph Road, Fourth Floor, Bingham Farms, Michigan 48025,
Attention: Secretary.

         Valid proxies in the enclosed form which are returned in time for the meeting and executed and dated in accordance with the instructions on the proxy will be voted as specified in the Proxy. If no specification is made, the proxies will be voted FOR the election as directors of the nominees listed below.

  Principal Holders of the Company's Voting Securities

         As of March 29, 1999, the only persons known to the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Shares, its only outstanding class of voting shares, were as follows:



                                                          NUMBER OF SHARES                      PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                     BENEFICIALLY OWNED               OUTSTANDING SHARES (1)
------------------------------------                 ---------------------------        ---------------------------

Daniel B. Gilbert...........................                  10,394,169 (2)                       74.2%
30600 Telegraph Road, Fourth Floor
Bingham Farms, Michigan  48025

Gary L. Gilbert.............................                   2,107,298 (2)                       15.1%
640 N. LaSalle St., Suite 330
Chicago, Illinois  60610

Lindsay Gross...............................                     877,601 (2)                        6.3%
30600 Telegraph Road, Fourth Floor
Bingham Farms, Michigan  48025

Steven M. Stone.............................                     737,184 (2)                        5.0%
26010 Hersheyvale
Franklin, Michigan  48025




---------------------------
(1) Based on 14,001,770 Common Shares outstanding as of March 29, 1999. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission") and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all Common Shares beneficially owned.

(2) Pursuant to a Shareholders Agreement, dated as of May 6, 1998, among Rock Financial Corporation, Daniel B. Gilbert, Gary L. Gilbert, Lindsay Gross, Steven M. Stone, Ross Niskar and Adam Schoener, each of the shareholder parties to the agreement (other than Daniel Gilbert) has given Daniel Gilbert all voting power over all shares currently owned or later acquired by them until May 6, 2008. The Shareholders Agreement, does not restrict transfer of these shares and the shares will not be subject to the Shareholders

         Agreement if they are transferred to a third party in a public offering or pursuant to Rule 144 under the Securities Act of 1933. As of March 29, 1999, the following persons owned the following shares:

                     Name                                         Shares
                     ----                                         ------
                     Daniel B. Gilbert                           7,158,000
                     Gary L. Gilbert                             2,107,298
                     Lindsay Gross                                 877,601
                     Steven M. Stone                               737,184 *
                     Ross Niskar                                   291,615 *
                     Adam Schoener                                 267,715 *

         *718,684, 290,615 and 263,715 of the shares shown as beneficially owned by Steven M. Stone, Ross Niskar and Adam Schoener, respectively, are shares that they may acquire within 60 days of March 29, 1999 upon exercise of options granted to them by Rock Financial Corporation. If and when such options are exercised, the shares received will be subject to the voting agreement, unless they are sold to a third party in a public offering or pursuant to Rule 144. Daniel Gilbert does not control the exercise of these options or the disposition of the underlying shares. On February 5, 1999, Steven Stone exercised options to purchase 230,770 Common Shares and sold such shares to David Katzman, a director of the Company and Daniel Gilbert's and Gary Gilbert's first cousin. These shares are still subject to the voting agreement.

                            I. ELECTION OF DIRECTORS

         The Board of Directors proposes that the two persons named below as nominees for election as directors for a three-year term be elected as directors of the Company to hold office until the Annual Meeting of Shareholders to be held in 2002, and until his successor is elected and qualified. Gary L. Gilbert was elected as a director in March 1987, and Robert V. Schechter was elected as a director in April 1998. If a quorum is present, the two nominees receiving the greatest number of votes cast at the meeting or its adjournment shall be elected. Withheld votes and broker non-votes will not be deemed votes cast in determining which nominees receive the greatest number of votes cast, but will be counted for purposes of determining whether a quorum is present. The persons named in the accompanying proxy intend to vote all valid proxies received by them FOR the election of the nominees listed below unless the giver of the proxy withholds authority to vote for such nominees. The nominees listed below have consented to serve if elected. If any nominee is unable or declines to serve, which is not expected, it is intended that the proxies be voted in accordance with the best judgment of the proxy holders for another qualified person.

         The following information is furnished as of March 29, 1999 with respect to the nominees for election as directors, with respect to each person whose term of office as a director will continue after the meeting, with respect to each executive officer of the Company named in the Summary Compensation Table below, and with respect to all directors and executive officers as a group:

                                                                             AMOUNT AND       PERCENTAGE
                                                                              NATURE OF           OF
                                           POSITION AND OFFICES WITH        COMMON SHARES       COMMON       TERM
                       DIRECTOR              THE COMPANY AND OTHER          BENEFICIALLY        SHARES        TO
     NAME                SINCE     AGE       PRINCIPAL OCCUPATION               OWNED          OWNED(1)     EXPIRE
     ----                -----     ---       --------------------               -----          --------     ------

            NOMINEES FOR ELECTION AS DIRECTORS FOR A THREE-YEAR TERM

Gary L. Gilbert......... 3/87      34     Director of the Company        2,107,298  (2)         15.1%       2002
                                          and President and Chief
                                          Executive Officer of Option
                                          Home Lending, Inc.

Robert V. Schechter..... 4/98      61     Director of the Company,          17,000  (3)          *          2002
                                          President and sole shareholder of
                                          Benefit Programs, Inc.

                         DIRECTORS CONTINUING IN OFFICE

David Katzman........... 4/98      39     Director of the Company          289,270  (4)          2.1%       2000
                                          and President of National
                                          Blinds & Wallpaper, Inc., a
                                          Subsidiary of The Home Depot

Daniel Gilbert.......... 6/85      37     Chairman of the Board,        10,394,169  (2)         74.2%       2001
                                          President and Chief
                                          Executive Officer of the
                                          Company

David A. Brandon........ 4/98      46     Director of the Company           12,000  (5)          *          2001
                                          and Chief Executive Officer
                                          and Chairman of the Board
                                          of Domino's Pizza, Inc.


                            OTHER EXECUTIVE OFFICERS

David Carroll..........................................................     23,400  (6)          *
Lindsay Gross..........................................................    877,601  (2)          6.3%
Frank E. Plenskofski...................................................     24,000  (7)          *
Steven M. Stone........................................................    737,184  (2)          5.0%
All directors and executive officers as a group (8 persons)............ 10,529,069  (8)         74.9%


------------------------
* Less than 1%

(1)      Based on 14,001,770 Common Shares outstanding as of March 29, 1999.

(2) Pursuant to a Shareholders Agreement, dated as of May 6, 1998, among Rock Financial Corporation, Daniel B. Gilbert, Gary L. Gilbert, Lindsay Gross, Steven M. Stone, Ross Niskar and Adam Schoener, each of the shareholder parties to the agreement (other than Daniel Gilbert) has given Daniel Gilbert all voting power over all shares currently owned or later acquired by them until May 6, 2008. The Shareholders Agreement, does not restrict transfer of these shares and the shares will not be subject to the Shareholders Agreement if they are transferred to a third party in a public offering or pursuant to Rule 144 under the Securities Act of 1933. As of March 29, 1999, the following persons owned the following shares:

                     Name                                         Shares
                     ----                                         ------
                     Daniel B. Gilbert                           7,158,000
                     Gary L. Gilbert                             2,107,298
                     Lindsay Gross                                 877,601
                     Steven M. Stone                               737,184 *
                     Ross Niskar                                   291,615 *
                     Adam Schoener                                 267,715 *

         *718,684, 290,615 and 263,715 of the shares shown as beneficially owned by Steven M. Stone, Ross Niskar and Adam Schoener, respectively, are shares that they may acquire within 60 days of March 29, 1999 upon exercise of options granted to them by Rock Financial Corporation. If and when such options are exercised, the shares received will be subject to the voting agreement, unless they are sold to a third party in a public offering or pursuant to Rule 144. Daniel Gilbert does not control the exercise of these options or the disposition of the underlying shares. On February 5, 1999, Steven Stone exercised options to purchase 230,770 Common Shares and sold such shares to David Katzman, a director of the Company and Daniel Gilbert's and Gary Gilbert's first cousin. These shares are still subject to the voting agreement.

(3) Includes 7,000 Common Shares that Mr. Schechter has the right to acquire within 60 days of March 29, 1999.

(4) Includes 7,000 Common Shares that Mr. Katzman has the right to acquire within 60 days of March 29, 1999.

(5) Includes 7,000 Common Shares that Mr. Brandon has the right to acquire within 60 days of March 29, 1999.

(6) Includes 22,000 Common Shares that Mr. Carroll has the right to acquire within 60 days of March 29, 1999.

(7) Includes 22,000 Common Shares that Mr. Plenskofski has the right to acquire within 60 days of March 29, 1999.

(8) Includes 65,000 Common Shares that all executive officers and directors as a group have the right to acquire within 60 days of March 29, 1999.

BIOGRAPHICAL INFORMATION

         The following is a brief account of the business experience during the past five years of each nominee for the Board of Directors of the Company and of each director whose term of office will continue after the meeting:

         Gary L. Gilbert. Mr. Gilbert has served as the President and Chief Executive Officer of Option Home Lending, Inc., a company he founded, since February 1997. From December 1992 until January 1997 he served as the Company's Executive Vice President. From March 1987 until December 1992 he served as the Company's Vice President. Gary L. Gilbert was an employee of the Company from June 1985 until March 1987. Mr. Gilbert has been a director of the Company since March 1987. Gary L. Gilbert and Daniel Gilbert are brothers. Gary L. Gilbert and David Katzman are first cousins. Daniel Gilbert agreed pursuant to a Stock Purchase Agreement to vote his Common Shares to elect Gary L. Gilbert as a Director of the Company until May 6, 1998.

         Robert V. Schechter. Mr. Schechter has been President and the sole shareholder of Benefit Programs, Inc., an insurance agency, since it was founded in 1971. He has been a Director of the Company since April 1998.

         David Katzman. Mr. Katzman has served as President of National Blinds & Wallpaper, Inc., a subsidiary of The Home Depot, a home building supplies retailer, since November 1997. From October 1987 until November 1997 he served as President of Deekay Enterprises, Inc., a home building supplies retailer. He has served as a Director of the Company since April 1998. David Katzman is a first cousin of Daniel Gilbert and of Gary L. Gilbert.

         Daniel Gilbert. Mr. Gilbert founded the Company in June 1985 and has served as its Chief Executive Officer since its inception in June 1985 and as its Chairman of the Board since December 1992. Since December 9, 1998 he has served, and from February 1986 until February 1998 he served, as the Company's President. Mr. Gilbert has been a director of the Company since its inception in June 1985. Gary L. Gilbert and Daniel Gilbert are brothers. David Katzman and Daniel Gilbert are first cousins.

         David A. Brandon. Mr. Brandon has served as Chief Executive Officer and Chairman of the Board of Domino's Pizza, Inc., a pizza retailer and franchiser, since March 1999. From October 1991 until June 1998 he served as Chief Executive Officer and President of Valassis Communications, Inc., a publisher of advertising inserts. He also served as Chairman of the Board of Directors of Valassis Communications, Inc. from July 1997 until December 1998. He served as Executive Vice President and Chief Operating Officer of Valassis Inserts, Inc. from 1986 through July 1989 and President and Chief Executive Officer of Valassis Inserts from July 1989 until its merger into Valassis Communications, Inc. He has served as a director of the Company since April 1998.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During the year ended December 31, 1998, the Board of Directors held seven meetings and took action by written consent on fifteen occasions.

  Audit Committee

         The Board of Directors has an Audit Committee which consists of two directors. David A. Brandon and David Katzman are the current members of this committee. The Audit Committee (i) recommends to the Board the conditions, compensation and term of appointment of independent certified public accountants for the audit of the Company's financial statements, (ii) reviews examination reports of the Company prepared by regulatory authorities, and (iii) provides the Board with such assistance as is necessary with respect to the Company's corporate and reporting practices. The Audit Committee may also from time to time confer with the auditors to exchange views relating to the scope and results of the audit. During the year ended December 31, 1998, the Audit Committee did not hold any meetings.

  Compensation Committee

         The Board of Directors has a Compensation Committee which consists of two directors. David A. Brandon and David Katzman are the current members of this committee. The Compensation Committee makes recommendations to the Board of Directors with respect to compensation arrangements and plans for senior management, officers and directors of the

Company and administers the Company's 1996 Stock Option Plan. During the year ended December 31, 1998, the Compensation Committee held four meetings and acted by written consent on two occasions.

         The Company does not have a nominating committee.

EXECUTIVE COMPENSATION

  Summary Compensation Table

         The following table sets forth information for each of the years ended December 31, 1998, 1997 and 1996 concerning compensation of (i) all individuals serving as the Company's Chief Executive Officer during the year ended December 31, 1998, (ii) the Company's four most highly-compensated other executive officers who were serving as executive officers of the Company as of December 31, 1998 and whose total annual salary and bonus exceeded $100,000 in 1998, and
(iii) one additional individual who was among the Company's four most highly compensated executive officers other than the Chief Executive Officer, but was not serving as an executive officer at the end of 1998:

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM
                                                                                 COMPENSATION
                                                                                 ------------
                                                                                    AWARDS
                                                                                    ------
                                                     ANNUAL COMPENSATION          SECURITIES          ALL OTHER
              NAME AND                               -------------------          UNDERLYING     COMPENSATION
         PRINCIPAL POSITION           YEAR       SALARY($)         BONUS($)       OPTIONS(#)           ($) (1)
         ------------------           ----       ---------         --------       ----------     ------------------
Daniel Gilbert,.................     1998          225,000                0                0           2,000
     Chairman of the Board,          1997          225,000          620,000                0           1,900
     President and Chief             1996          150,000        1,245,000                0           1,385
     Executive Officer

Frank E. Plenskofski,...........     1998          135,000           75,000           50,000           1,252
     Chief Financial Officer (2)     1997          120,000           40,000           50,000          62,877
                                     1996           86,796           30,000                0          11,000

David Carroll,..................     1998          140,000           60,000           10,000           1,023
     Chief Operations Officer        1997          130,000           40,000           50,000           1,900
                                     1996          120,000           30,000                0           1,125

Lindsay Gross,..................     1998          125,000                0                0             672
     Executive Vice President...     1997          175,000          167,030                0           1,900
                                     1996          180,000           69,000                0             286

Steven M. Stone,................     1998          147,692                0          292,500  (3)    113,386
     Former President (1).......     1997          160,000          540,000  (3)           0             849
                                     1996          125,000          578,000        1,001,454               0



(1)      Includes $2,000, $1,252, $1,023, $672 and $886 contributed by the
         Company to Messrs. Gilbert, Plenskofski, Carroll, Gross and Stone, respectively, pursuant to the matching contribution provisions of the Company's 401(k) Savings Plan for the year ended December 31, 1998. Also includes, $112,500 in severance benefits paid or payable to Mr. Stone in connection with his resignation as an officer and as a director of the Company effective December 9, 1998.

(2)      Mr. Plenskofski became an executive officer of the Company in December
         1996.

(3) In connection with an amendment to his employment agreement, effective as of May 6, 1998, the closing date of the Company's initial public offering, the Company granted Mr. Stone an immediately exercisable option to purchase 292,500 Common Shares with an exercise price of $10.00 per share. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

  Compensation of Directors

         The Company pays each director who is not an officer, employee or 10% shareholder of the Company ("Outside Directors") a fee of $1,000 for each Board meeting attended in person, $750 for each telephonic Board meeting attended, and $500 for each Board committee meeting attended on a date other than the date of a Board meeting. The Company also reimburses Outside Directors for their reasonable expenses of attending Board and Board committee meetings. In addition, on May 6, 1998, the Company granted options to purchase 15,000 Common Shares to each of its three Outside Directors, exercisable at $10.00 a share.

  Option Grants Table

         The following table sets forth information concerning individual grants of stock options made during the year ended December 31, 1998 to each of the executive officers of the Company named in the Summary Compensation Table above:

                        OPTION GRANTS IN LAST FISCAL YEAR


                                   INDIVIDUAL GRANTS
----------------------------------------------------------------------------------------         POTENTIAL
                                                % OF                                        REALIZABLE VALUE AT
                                                TOTAL                                         ASSUMED ANNUAL
                               NUMBER OF       OPTIONS                                     RATES OF STOCK PRICE
                              SECURITIES     GRANTED TO                                        APPRECIATION
                              UNDERLYING      EMPLOYEES      EXERCISE                         FOR OPTION TERM
                                OPTIONS       IN FISCAL        PRICE        EXPIRATION        ---------------
        NAME                  GRANTED (#)       YEAR          ($/SH)           DATE        5% ($)        10% ($)
        ----                  -----------   -----------     -----------    -----------  -----------  --------------

Daniel Gilbert.............         0            0.0           N/A          N/A                N/A           N/A

Frank E. Plenskofski.......    10,000  (1)       1.1          $10.00        5/6/08          62,889       159,374
                               40,000  (2)       4.4         $6.3125       12/9/08        158,796       402,420

David Carroll..............    10,000  (1)       1.1          $10.00        5/6/08          62,889       159,374

Lindsay Gross..............         0            0.0           N/A          N/A                N/A           N/A

Steven M. Stone............   292,500  (3)      32.1          $10.00        5/6/08       1,839,517     4,661,697



(1) These options are exercisable in one-fifth cumulative annual installments beginning May 6, 1999.

(2) These options are exercisable in one-third cumulative annual installments beginning December 9, 1999. This option and Mr. Plenskofski's other options continue to be exercisable for up to 18 months after the Company terminates his employment without cause.

(3) These options are 100% exercisable immediately. These options were granted in connection with an amendment to Mr. Stone's employment agreement, effective as of May 6, 1998. This option, and another option previously granted to Mr. Stone continues to be exercisable for three years after the December 9, 1998 termination of Mr. Stone's employment. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

         With respect to each of the options described above, if, upon exercise of these options the Company must pay any amount for income tax withholding, in the Compensation Committee's or the Board of Directors' sole discretion, either the optionee will pay such amount to the Company or the number of Common Shares delivered by the Company to the optionee will be appropriately reduced to reimburse the Company for such payment. The Compensation Committee or the Board may also permit the optionee to choose to have such shares withheld or to tender Common Shares the optionee already owns. The Compensation Committee or the Board may also make such other arrangements with respect to income tax withholding as it shall determine. In addition, each of the options described above contains provisions requiring forfeiture of the gain realized upon exercise of the option if the employee leaves the Company within one year after exercise or engages in certain activities inimical, contrary or harmful to the interests of the Company.

  Aggregated Option Exercises and Fiscal Year-End Option Value Table

         The following table sets forth information concerning each exercise of stock options during the year ended December 31, 1998 by each of the executive officers named in the Summary Compensation Table above and the value of unexercised options held by such persons as of December 31, 1998:

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES



                                                                    NUMBER OF
                                                                   SECURITIES               VALUE OF
                                                                   UNDERLYING              UNEXERCISED
                                                                   UNEXERCISED            IN-THE-MONEY
                                                                   OPTIONS AT              OPTIONS AT
                            SHARES                                 FY-END (#)              FY-END ($)
                          ACQUIRED ON           VALUE             EXERCISABLE/            EXERCISABLE/
NAME                     EXERCISE (#)       REALIZED ($)          UNEXERCISABLE           UNEXERCISABLE
----                     ------------       ------------          -------------           -------------
Daniel Gilbert.............  -0-               -0-                            0/0                     0/0
Frank E. Plenskofski.......  -0-               -0-                  20,000/80,000         166,400/547,100
David Carroll..............  -0-               -0-                  20,000/40,000         166,400/279,600
Lindsay Gross..............  -0-               -0-                            0/0                     0/0
Steven M. Stone............214,500           990,990                  1,079,454/0             7,424,957/0


    Employment Contracts and Termination of Employment and Change-in-Control
                                  Arrangements

         Daniel Gilbert. As of April 10, 1998, the Company entered into a letter agreement with Daniel Gilbert. Pursuant to the letter agreement, Daniel Gilbert agreed that his bonus with respect to 1998 from the Company would not exceed $300,000. The letter agreement also provides that Daniel Gilbert will not compete with the Company in the business of originating loans in the states in which the Company is active until the earliest of (i) one year after his termination of employment by the Company for cause, (ii) one year after termination of employment by Daniel Gilbert without good reason, except as a result of his death or disability, and (iii) the date of termination of his employment for any other reason.

         Frank E. Plenskofski. As of December 9, 1998, the Company entered into a letter agreement with Frank E. Plenskofski concerning his employment with the Company through December 31, 2000. Pursuant to the letter agreement, Mr. Plenskofski's base salary for 1999 will be not less than $200,000, and for 2000, not less than $220,000, and he will continue to receive the fringe benefits provided to other executives of the Company. Mr. Plenskofski is entitled to a bonus for 1998 of $75,000, and as long as the Company's pro forma, fully-diluted, net income per share continues to grow (after excluding any substantial effects of acquisitions of other businesses), his bonuses for 1999 and 2000 will be at least as much as his bonus for the previous year, if he is employed on the last day of such year. The agreement also provides for the grant to Mr. Plenskofski of an option to purchase 40,000 Common Shares, which was granted to him on December 9, 1998.

         If the Company terminates Mr. Plenskofski's employment, before January 1, 2001, other than for cause or his death or disability, his salary will continue through December 31, 2000 (unless he dies or becomes disabled before that date). In addition, if Daniel Gilbert is not President of the Company at any time before December 31, 2000, Mr. Plenskofski may resign within 10 days after he knows there is another President, and if he resigns, (i) his non-compete obligations will not apply, except with respect to competition through a Michigan-based mortgage lender, and (ii) he will receive 25% of his annual salary as an exclusive severance benefit. The agreement also provides that Mr. Plenskofski (i) must keep the Company's confidential information confidential, (ii) may not compete with the business of the Company through December 31, 2000, and (iii) will not solicit or hire Company employees for a period ending 18 months after the termination of his employment.

         Steven M. Stone. As of June 27, 1994, the Company entered into an employment agreement with Steven M. Stone, which agreement was amended as of December 28, 1996 and as of February 18, 1998, and was terminated in most respects pursuant to a Severance Agreement and Release, dated as of November 20, 1998. Pursuant to the employment agreement, Mr. Stone was employed as President of the Company and he was entitled to a salary, a discretionary bonus and fringe benefits determined by the Company's Chief Executive Officer. The employment agreement also provided for the payment of special bonuses in the amounts of $540,000 by December 31, 1996, $180,000 by July 1, 1997 and $360,000 by December
31, 1997, the grant of a stock option on December 28, 1996 to purchase 1,001,454 Common Shares at $4.68 per share, and the grant of a stock option on May 6, 1998 to purchase 292,500 Common Shares at $10.00 per share (the "New Option").

         Before the February 18, 1998 amendment, Mr. Stone had the right under the agreement to receive a "Distribution Bonus." In exchange for cancellation of Mr. Stone's right to receive the Distribution Bonus, the Company (i) agreed to permit Mr. Stone to be one of the selling shareholders in the initial public offering, and (ii) agreed to grant to Mr. Stone the New Option.

Pursuant to the employment agreement, Mr. Stone agreed not to compete with the Company during his employment and during specified periods following the termination of his employment, with some exceptions in the event of a Change in Ownership of the Company (as defined in the agreement).

         Pursuant to the severance agreement, (i) effective November 20, 1998, Mr. Stone resigned from all of his positions with the Company, (ii) the Company agreed to pay Mr. Stone $112,500, (iii) the Company agreed that Mr. Stone's stock options would continue to be exercisable until November 20, 2001, subject to the terms of such options, and (iv) the Company agreed to provide Mr. Stone with health insurance coverage at its expense through November 19, 1999 and COBRA rights for an additional 18 months, at Mr. Stone's expense. Also pursuant to the severance agreement, Mr. Stone's employment agreement was terminated, except for specified non-compete provisions, which continue through November 19, 2001. However, beginning November 20, 1999, Mr. Stone may operate a mortgage company subject to specified restrictions regarding owners of the entity and employees of the entity. The Company and Mr. Stone also agreed to a mutual release.

  Compensation Committee Interlocks and Insider Participation

         During the year ended December 31, 1998, until April 10, 1998, the Company's Board of Directors did not have a Compensation Committee or any other committee performing similar functions. Decisions concerning executive compensation for 1998, until April 10, 1998, were made by the Board of Directors, including Daniel Gilbert, Steven M. Stone, David Carroll (until he resigned as a director on February 11, 1998), Lindsay Gross (until he resigned as a director on February 11, 1998) and Gary L. Gilbert. All of such directors were, and (except for Steven M. Stone, who resigned as an officer and a director effective November 20, 1998, and Gary L. Gilbert, who resigned as an officer effective January 17, 1997) continue to be, officers and employees of the Company. Beginning April 10, 1998 David A. Brandon and David Katzman served as the members of the Company's Compensation Committee. None of the members of the Company's Compensation Committee was, during the year ended December 31, 1998, an officer or employee of the Company, or a former officer of the Company. None of the executive officers of the Company currently serves on the compensation committee of another entity or any other committee of the board of directors of another entity performing similar functions. The directors of the Company have the relationships with the Company described below:

         Indebtedness of Daniel Gilbert, Gary Gilbert and Lindsay Gross. From time to time, the Company made loans to Daniel Gilbert for personal purposes. The interest charged on such loans was 3% per year. For the year ended December 31, 1998, the largest amount of such loans outstanding was $1,627,000. Daniel Gilbert repaid these loans in full on May 6, 1998 from his share of the Company's distribution in May 1998 to shareholders before the initial public offering. That distribution was based on the Company's estimated taxable income for 1998 allocable to the period during which the Company was an S corporation.

         Because the Company's estimated actual taxable income allocable to the S corporation period was less than the estimate, each of the shareholders receiving the distribution is required to promptly remit the difference to the Company pursuant to the Tax Indemnification Agreement among them and the Company dated May 6, 1998. This indebtedness does not bear interest.

The shareholders receiving the distribution were Daniel Gilbert, Gary Gilbert, a director of the Company, and Lindsay Gross, the Company's Executive Vice President. The amounts estimated as of December 31, 1998 that each is required to repay the Company are as follows: Daniel Gilbert--$575,645, Gary Gilbert--$169,445, and Lindsay Gross--$70,607.

         In addition, in December 1998, the Company sold to Gary Gilbert and Lindsay Gross whole life insurance policies, which were owned by the Company. The $124,990 purchase price to Gary Gilbert and the $53,685.52 purchase price to Lindsay Gross for these policies represented its cash surrender values on the date of sale. The Company loaned the purchase price to each of Mr. Gilbert and Mr. Gross. The loan does not bear interest and is payable on demand.

         Transactions with Title Source, Inc. Title Source, Inc. is a title insurance agency owned 51.6% by Daniel Gilbert, 10.13% by Steven M. Stone, 9.60% by Gary L. Gilbert, 6.00% by Lindsay Gross, and 3.60% by David Carroll. Title Source, Inc. was formed to acquire the assets of an existing title insurance agency, which acquisition occurred as of October 1, 1997. The Company recommends Title Source, Inc. for some of the title insurance policies required in connection with its mortgage loans. For the year ended December 31, 1998, Title Source, Inc. was paid $965,349 in fees for its closing services in connection with the Company's loans. In addition, customers of the Company paid $2,485,062 in premiums for title insurance placed through Title Source, Inc. in connection with loans closed by the Company. The Company cannot predict with certainty the amount of business proposed to be done with Title Source, Inc. in 1999.

         Severance Arrangements with Gary L. Gilbert. Gary L. Gilbert resigned as an officer of the Company effective January 17, 1997 and has started a consumer finance business operating in the Chicago, Illinois area. Daniel Gilbert agreed pursuant to the Stock Purchase Agreement to vote his Common Shares to elect Gary L. Gilbert as a Director of the Company until May 6, 1998.

  Board Compensation Committee Report on Executive Compensation

         General. The Compensation Committee's overall compensation policy applicable to the Company's executive officers is to provide a compensation package that is intended to attract and retain qualified executives for the Company and to provide them with incentives to achieve Company goals and increase shareholder value. The Compensation Committee implements this policy through salaries, bonuses, stock options, a 401(k) plan, and, in some cases, employment agreements.

         Salaries. The Compensation Committee's policy is to provide salaries
(i) that are approximately at the median of the salaries paid to similar executive officers in similar companies, adjusted in the Committee's subjective judgment to reflect differences in duties of the officers and differences in the size of the companies, in order to attract and retain qualified executives and
(ii) that compensate individual employees for their individual contributions and performance. The Compensation Committee determines comparable salaries paid by other companies similar to the Company through its subjective evaluation of its members' knowledge of salaries paid by other companies (including some companies included in the industry index used by the Company in its performance graph below), salary requests of individuals interviewed by the Company for open positions and recommendations of management. Salaries for 1998 were determined based on a subjective evaluation by the Board of Directors of the factors described above, without giving any specific priority or weighting to any of the factors.

         Bonuses. The Compensation Committee's policy is to recommend bonuses that compensate executive officers for achieving Company goals and for individual performance or achievements, all as determined in the Committee's subjective judgment after receiving management's recommendations. The bonuses recommended for 1998 were primarily the result of the Company's record sales and profitability.

         Stock Options. The Compensation Committee's policy is to award stock options to directors, officers and key employees of the Company in amounts reflecting the participant's position and ability to influence the Company's overall performance, determined based on the Committee's subjective judgment after reviewing the number of options previously granted to such person, the number of Common Shares owned by such person, the number of options granted to persons in similar positions both at the Company and at other companies deemed comparable to the Company (based on the members' knowledge of options granted by other companies), the number of options remaining available for grant and management's recommendations. Options are intended to provide participants with an increased incentive to make contributions to the long-term performance and growth of the Company, to join the interests of participants with the interests of shareholders of the Company and to attract and retain qualified employees.

         The Compensation Committee's policy is to grant options with a term of ten years to provide a long-term incentive and to fix the exercise price of the options at the fair market value of the underlying shares on the date of grant or higher. Such options only provide compensation if the price of the underlying shares increases. In addition, the Committee's policy is to grant options that vest over a specific period to provide the executive with an incentive to remain with the Company. Generally, options granted to the Company's executives vest in five equal annual installments beginning one year after the date of grant. The Committee's policy is also to provide new executives with options to attract them to the Company based on negotiations with new executives, management's recommendations and the Committee's subjective judgment primarily after reviewing the number of options granted to similar executives of the Company. Generally, the Compensation Committee reserves the right to pay compensation to Company executives in amounts it deems appropriate regardless of whether such compensation is deductible for federal income tax purposes.

         401(k) Plan. The Company has adopted a 401(k) plan to provide all eligible employees a means to accumulate retirement savings. Participants may defer specified portions of their compensation and the Company (i) matches 20% of employee contributions in amounts of employee contributions up to 5% of their compensation, and (ii) may, but is not required to, make additional matching contributions in amounts not to exceed 15% of employee compensation. The amount of additional matching contributions is based on the Committee's subjective judgment of what is appropriate, after reviewing management's recommendation. The Committee recommended that the Company not make additional matching contributions to the 401(k) plan for 1998.

         Employment Agreements. The Compensation Committee's policy is to have an employment agreement with Mr. Plenskofski to provide him a specified minimum salary, fringe benefits and severance benefits. The Company also had an employment agreement with Mr. Stone. These agreements are intended to retain the services of these employees, to permit them to focus their attention on performing their duties to the Company, rather than on the security of their employment, to provide them with benefits deemed suitable for their offices and to provide some protection to the Company from these employees competing against the Company after termination of their employment. The Committee is exploring whether to enter into additional employment agreements with executive officers in 1999.

         1998 Compensation Decisions Concerning CEO. The Board determined that Mr. Gilbert's salary remain at $225,000 for 1998. As described in "Salaries", the amount of the recommended salary for Mr. Gilbert was based primarily on the Committee's subjective evaluation of its members' knowledge of salaries paid by other companies, and the recommendation of Mr. Gilbert. Mr. Gilbert's salary is believed to be below the median of salaries paid to similar executive officers in similar companies, based on its subjective evaluation of its members' knowledge of salaries paid by other companies.

         The Committee determined not to recommend a bonus for Mr. Gilbert for 1998, based primarily on Mr. Gilbert's recommendation. In January 1999, the Committee recommended no options be granted to Mr. Gilbert because of Mr. Gilbert's recommendation and because the amount of Company Common Shares he already owns already aligns his interests with the interests of the Company's shareholders. The Committee also determined not to recommend any additional matching contribution be made to the 401(k) plan for 1998. The Board of Directors also approved an employment agreement with Mr. Gilbert during 1998 that primarily limited his bonus in 1998 and provides that Daniel Gilbert will not compete with the Company in the business of originating loans in the states in which the Company is active for specified periods.


By the Board of Directors                         By the Compensation Committee

Daniel Gilbert                                    David A. Brandon
Gary Gilbert                                      David Katzman
Robert V. Schechter
David A. Brandon
David Katzman

  Performance Graph

         The following line graph compares for the period from May 1, 1998 (the effective date of the Company's initial public offering) through the year ended December 31, 1998 (i) the yearly percentage change in the Company's cumulative total shareholder return (i.e., the cumulative amount of dividends for the period, assuming dividend reinvestment, plus the change in share price, all divided by the initial share price, expressed as the resulting value of a $100 investment) on the Company's Common Shares, with (ii) the cumulative total return of the Nasdaq U.S. Index, and with (iii) the cumulative total return on the Nasdaq Financial Stocks Index.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                        AMONG ROCK FINANCIAL CORPORATION,
                              NASDAQ U.S. INDEX AND
                         NASDAQ FINANCIAL STOCKS INDEX**


                                                    1998***     1998

Rock Financial Corporation.......................   100.00     106.98
Nasdaq U.S. Index................................   100.00     117.79
Nasdaq Financial Stocks Index....................   100.00      89.59


Assumes $100 invested on May 1, 1998 in Rock Financial Corporation Common Shares (at the $12.25 closing price on The Nasdaq National MarketSM on May 1, 1998), the Nasdaq U.S. Index, and the Nasdaq Financial Stocks Index.

--------------------
*Total return assumes reinvestment of dividends.
**Year ended December 31.
***As of May 1, 1998.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely on review of the copies of such reports furnished to the Company during or with respect to 1998, or written representations that no Forms 5 were required, the Company believes that during the year ended December 31, 1998 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

CERTAIN TRANSACTIONS

         See "Executive Compensation - Compensation Committee Interlocks and Insider Participation" for a description of (i) indebtedness of Daniel Gilbert to the Company, (ii) transactions between the Company and Title Source, Inc., a company a majority of the shares of which are owned by officers and employees of the Company, and (iii) a severance arrangement with Gary Gilbert.

         Transactions with Rock Insurance Corporation. Rock Insurance Corporation is a property, casualty and life insurance agency owned 60% by Robert V. Schechter, a director of the Company since April 1998, and 40% by his family. For the year ended December 31, 1998, Rock Insurance Corporation received $140,693 in commissions from homeowners and auto-owners insurance placed to applicants for the Company's loans. These revenues represented substantially all of Rock Insurance Corporation's revenues in 1998, and Rock Insurance Corporation was not profitable in 1998. The Company cannot predict with certainty the amount of business proposed to be done with Rock Insurance Corporation in 1999. In addition, Rock Insurance Corporation subleased approximately 2,000 square feet of space from the Company pursuant to an oral month-to-month sublease. This lease was terminated by Rock Insurance Corporation at the end of April 1998. The rent pursuant to such sublease for 1998 was $3,734.

         Transactions with Benefit Programs, Inc. Robert V. Schechter, a director of the Company, is a life and health insurance agent through Benefit Programs, Inc. d/b/a Robert Schechter & Associates. Mr. Schechter is the President and sole shareholder of Benefit Programs, Inc. The Company obtained life insurance on the lives of Daniel Gilbert, Lindsay Gross and Gary Gilbert through Benefit Programs, Inc., and Benefit Programs, Inc. received $3,019 in commissions in connection with such insurance in 1998.

                                II. OTHER MATTERS

ANNUAL REPORT

         A COPY OF THE ANNUAL REPORT TO SHAREHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1998 ACCOMPANIES THIS PROXY STATEMENT. THE COMPANY FILES AN ANNUAL REPORT ON FORM 10-K WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY WILL PROVIDE, WITHOUT

CHARGE, TO EACH PERSON BEING SOLICITED BY THIS PROXY STATEMENT, UPON THE
WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998 (AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCLUDING EXHIBITS FOR WHICH A REASONABLE CHARGE SHALL BE IMPOSED). ALL SUCH REQUESTS SHOULD BE DIRECTED TO ROCK FINANCIAL CORPORATION, 30600 TELEGRAPH ROAD, FOURTH FLOOR, BINGHAM FARMS, MICHIGAN 48025, ATTENTION:
SECRETARY.

INDEPENDENT ACCOUNTANTS

         KPMG LLP are the independent accountants for the Company and have reported on the Company's financial statements in the Company's 1998 Annual Report to Shareholders which accompanies this proxy statement. The Company's independent accountants are appointed by the Board of Directors after receiving the recommendation of its Audit Committee. The Company will not select its independent accountants for the year ended December 31, 1999 until later in its fiscal year.

         A representative of KPMG LLP is expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement at the meeting if he desires to do so. The representative will also be available to respond to appropriate questions.

         The Company engaged KPMG Peat Marwick LLP (now known as KPMG LLP) as its independent accountants after it terminated its relationship with Coopers & Lybrand LLP (now known as PricewaterhouseCoopers LLP) in August 1997. In connection with its audits for 1996 and 1995 and during the interim period preceding such termination, there were no disagreements between the Company and Coopers & Lybrand LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Coopers & Lybrand LLP, would have caused them to make reference thereto in their report on the financial statements. No report issued by Coopers & Lybrand LLP with respect to the Company's financial statements contained any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was made by management of the Company.

SHAREHOLDER PROPOSALS

         Proposals of shareholders that are intended to be presented at the Company's 2000 Annual Meeting of Shareholders must be received by the Company's Secretary at the Company's offices, 30600 Telegraph Road, Fourth Floor, Bingham Farms, Michigan 48025, no later than December 22, 1999 to be considered for inclusion in the Proxy Statement and Proxy relating to that meeting. Such proposals should be sent by certified mail, return receipt requested.

         The Company must receive notice of any proposals of shareholders that are intended to be presented at the Company's 2000 Annual Meeting of Shareholders, but that are not intended to be considered for inclusion in the Company's Proxy Statement and Proxy related to that meeting, no later than March 6, 2000 to be considered timely. Such proposals should be sent by certified mail, return receipt requested and addressed to Rock Financial Corporation, 30600 Telegraph Road, Fourth Floor, Bingham Farms, Michigan 48025, Attention:
Secretary. If the

Company does not have notice of the matter by that date, the Company's form of proxy in connection with that meeting may confer discretionary authority to vote on that matter, and the persons named in the Company's form of proxy will vote the shares represented by such proxies in accordance with their best judgment.

OTHER BUSINESS

         Neither the Company nor the members of its Board of Directors intend to bring before the Annual Meeting any matters other than those set forth in the Notice of Annual Meeting of Shareholders, and they have no present knowledge that other matters will be presented for action at the Annual Meeting by others. However, if other matters are properly presented to the meeting, the persons named in the enclosed Proxy intend to vote the shares represented thereby in accordance with their best judgment.

                                           By order of the Board of Directors


                                           Daniel Gilbert
                                           President and Chief Executive Officer


Bingham Farms, Michigan
April 20, 1999

PROXY                      ROCK FINANCIAL CORPORATION

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL
                     MEETING OF SHAREHOLDERS, MAY 25, 1999

   The undersigned hereby appoints Daniel Gilbert, Frank Plenskofski and Richard Chyette, and each of them, attorneys and proxies, each with full power of substitution and resubstitution, in the name, place and stead of the undersigned, to vote as proxy all the Common Shares, par value $0.01 per share, of the undersigned in Rock Financial Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on May 25, 1999 and at any and all adjournments thereof.

1. ELECTION OF DIRECTORS

                [ ]  FOR ALL THE NOMINEES LISTED BELOW (EXCEPT AS
                     MARKED TO THE CONTRARY BELOW)

                [ ]  WITHHOLD AUTHORITY TO VOTE FOR ALL OF THE
                     NOMINEES LISTED BELOW

               NOMINEES: GARY L. GILBERT AND ROBERT V. SCHECHTER.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------

2. In their discretion with respect to any other matters that may properly come before the meeting.

                 (Continued and to be signed on reverse side.)

THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED AND DATED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE ALL OF THE NOMINEES NAMED IN PROPOSAL 1 IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED OR IF NO INSTRUCTION IS GIVEN. IF ANY OTHER MATTERS ARE PROPERLY PRESENTED AT THE MEETING FOR ACTION TO BE TAKEN THEREON, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON SUCH MATTERS BY THE PERSONS NAMED AS PROXIES HEREIN IN ACCORDANCE WITH THEIR BEST JUDGMENT.

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

Date:                    1999
     -------------------,

---------------------------------            -----------------------------------
Signature                                    Signature

(IMPORTANT: PLEASE SIGN NAME EXACTLY AS IT APPEARS HEREON. EXECUTORS, ADMINISTRATORS, ATTORNEYS, GUARDIANS, TRUSTEES, ETC. SHOULD SO INDICATE WHEN SIGNING, GIVING FULL TITLE AS SUCH. IF SIGNER IS A CORPORATION, EXECUTE IN FULL CORPORATE NAME BY AUTHORIZED OFFICER. IF SHARES ARE HELD IN THE NAME OF TWO OR MORE PERSONS, ALL SHOULD SIGN.)